Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Gold Resource Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-214960) and in the Registration Statements on Form S-8 (Nos. 333-214958 and 333-171779) of Gold Resource Corporation (the "Company") of our report dated March 8, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2017, which appears in this Form 10-K.

/s/ EKS&H LLLP

Denver, Colorado

March 2, 2020